EX-23.d.1.a
Exhibit A
Investment Advisory Agreement
Between Nationwide Variable Insurance Trust and
Nationwide Fund Advisors
Effective May 1, 2007;
Amended May 1, 2009*

Funds of the Trust	Advisory Fees
NVIT Nationwide Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million or more but less than
$1 billion
0.55% on assets of $1 billion or more but less than $2 billion
0.525% on assets of $2 billion or more but less than $5 billion
0.50% for assets of $5 billion or more

NVIT Growth Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million and more but less than
$1 billion 0.55% on assets of $1 billion and more but less than $2 billion
0.525% on assets of $2 billion and more but less than
$5 billion
0.50% for assets of $5 billion and more

NVIT Government Bond Fund	0.50% on assets up to $250 million
0.475% on assets of $250 million and more but less than
$1 billion
0.45% on assets of $1 billion and more but less than $2 billion
0.425% on assets of $2 billion and more but less than
$5 billion
0.40% for assets of $5 billion and more

NVIT Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

NVIT Money Market Fund II	0.50% on assets up to $1 billion 0.48% on assets of $1 billion and more but less than $2 billion 0.46% on assets of $2 billion and more but less than $5 billion 0.44% for assets of $5 billion and more

JP Morgan NVIT Balanced Fund**	0.75% on assets up to $100 million 0.70% for assets of $100 million and more

NVIT S&P 500 Index Fund	0.13% on assets up to $1.5 billion 0.12% on assets of $1.5 billion and more but less than $3 billion 0.11% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Van Kampen NVIT Comstock Value Fund	0.80% on assets up to $50 million
0.65% for assets of $50 million and more but less than
$250 million
0.60% on assets of $250 million and more but less than $500 million
0.55% for assets of $500 million and more

Gartmore NVIT Worldwide Leaders Fund	0.80% on assets up to $50 million 0.75% for assets of $50 million and more

Federated NVIT High Income Bond Fund	0.80% on assets up to $50 million
0.65% for assets of $50 million and more but
less than $250 million
0.60% on assets of $250 million and more but less than $500 million
0.55% for assets of $500 million and more

NVIT Multi Sector Bond Fund	0.75% on assets up to $200 million 0.70% for assets of $200 million and more

NVIT Mid Cap Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

NVIT Multi-Manager Small Cap Growth Fund	0.95% of the Fund’s average daily net assets

NVIT Multi-Manager Small Cap Value Fund	0.90% on assets up to $200 million 0.85% for assets of $200 million and more

NVIT Mid Cap Growth Fund**	0.75% on assets up to $200 million 0.70% for assets of $200 million and more

NVIT Multi-Manager Small Company Fund	0.93% of the Fund’s average daily net assets

NVIT Technology and Communications Fund	0.78% on assets up to $500 million 0.73% on assets of $500 million or more but less than $2 billion 0.68% for assets of $2 billion and more

Funds of the Trust	Advisory Fees
NVIT Health Sciences Fund	0.80% on assets up to $500 million 0.75% on assets of $500 or more but less than $2 billion 0.70% for assets of $2 billion and more

NVIT U.S. Growth Leaders Fund	0.68% on assets up to $500 million 0.62% on assets of $500 million or more but less than $2 billion 0.59% on assets of $2 billion and more

NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Aggressive Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Capital Appreciation Fund††	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderate Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Balanced Fund††	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Moderately Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Investor Destinations Conservative Fund	0.13% of the Fund’s average daily net assets

NVIT Nationwide Leaders Fund	0.70% on assets up to $500 million 0.60% on assets of $500 million or more but less than $2 billion 0.55% on assets of $2 billion and more

NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million 0.70% on assets of $500 million or more but less than $2 billion 0.65% on assets of $2 billion and more

NVIT Small Cap Index Fund	0.20% on assets up to $1.5 billion 0.19% on assets of $1.5 billion and more but less than $3 billion 0.18% on assets of $3 billion and more

NVIT International Index Fund	0.27% on assets up to $1.5 billion 0.26% on assets of $1.5 billion and more but less than $3 billion 0.25% on assets of $3 billion and more

NVIT Bond Index Fund	0.22% on assets up to $1.5 billion 0.21% on assets of $1.5 billion and more but less than $3 billion 0.20% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Gartmore NVIT Emerging Markets Fund††	0.95% on assets up to $500 million 0.90% on assets of $500 million and more but less than $2 billion 0.85% for assets of $2 billion and more

Gartmore NVIT International Equity Fund	0.80% on assets up to $500 million 0.75% on assets of $500 million and more but less than $2 billion 0.70% for assets of $2 billion and more

NVIT Global Financial Services Fund	0.80% on assets up to $500 million 0.75% on assets of $500 million and more but less than $2 billion 0.70 % for assets of $2 billion and more

Gartmore NVIT Global Utilities Fund	0.60% on assets up to $500 million 0.55% on assets of $500 million and more but less than $2 billion 0.50% for assets of $2 billion and more

Gartmore NVIT Developing Markets Fund††	0.95% on assets up to $500 million 0.90% on assets of $500 million and more but less than $2 billion 0.85% for assets of $2 billion and more

NVIT Enhanced Income Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more
but less than $1 billion
0.325% for assets of $1 billion and more
but less than $3 billion
0.30% on assets of $3 billion and more but
less than $5 billion
0.285% on assets of $5 billion and more but
less than $10 billion
0.275% on assets of $10 billion and more

NVIT Multi-Manager Large Cap Growth Fund	0.65% of the Fund’s average daily net assets

NVIT Multi-Manager Mid Cap Growth Fund	0.75% of the Fund’s average daily net assets

NVIT Multi-Manager International Growth Fund	0.85% of the Fund’s average daily net assets

NVIT Core Bond Fund	0.40% of the Fund’s average daily net assets

NVIT Core Plus Bond Fund*	0.45% of the Fund’s average daily net assets

Neuberger Berman NVIT Socially Responsible Fund	0.65% of the Fund’s average daily net assets

Neuberger Berman NVIT Multi Cap Opportunities Fund	0.60% of the Fund’s average daily net assets

Van Kampen NVIT Real Estate Fund	0.70% of the Fund’s average daily net assets

Funds of the Trust	Advisory Fees
NVIT Cardinal Conservative Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderately Conservative Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Balanced Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderate Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Capital Appreciation Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Moderately Aggressive Fund	0.20% of the Fund’s average daily net assets

NVIT Cardinal Aggressive Fund	0.20% of the Fund’s average daily net assets

NVIT Multi-Manager Mid Cap Value Fund	0.75% of the Fund’s average daily net assets

NVIT Short Term Bond Fund	0.35% of the Fund’s average daily net assets

NVIT Multi-Manager Large Cap Value Fund	0.65% of the Fund’s average daily net assets

Templeton NVIT International Value Fund††	0.75% of the Fund’s average daily net assets

AllianceBernstein NVIT Global Fixed Income Fund††	0.55% of the Fund’s average daily net assets

Oppenheimer NVIT Large Cap Growth Fund††	0.50% of the Fund’s average daily net assets

American Century NVIT Multi Cap Value Fund††	0.57% of the Fund’s average daily net assets

††	As approved at the Board Meeting held on September 18, 2008

*As approved at the Board Meetings held on December 3, 2008 and January 16, 2009.

**	Currently anticipated to reorganize in the 2nd quarter 2009.
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     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST NATIONWIDE VARIABLE INSURANCE TRUST
By:
Name:
Title:

ADVISER NATIONWIDE FUND ADVISORS
By:
Name:
Title: